Ex.99.77Q1(a)



(i) Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of Invesco International Funds, Inc. dated February 7, 2003, filed with Post-Effective Amendment No. 22 to INVESCO International Funds, Inc. Registration Statement on February 13, 2003 and incorporated herein by reference.

(ii) Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO International Funds, Inc. dated February 7, 2003, filed with Post-Effective Amendment No. 22 to INVESCO International Funds, Inc. Registration Statement on February 13, 2003 and incorporated herein by reference.